UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 8, 2025

BIO-key International, Inc. (Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-13463 (Commission File Number)	41-1741861 (I.R.S. Employer Identification No.)

101 CRAWFORDS CORNER ROAD, SUITE 4116, HOLMDEL, NJ 07733 (Address of principal executive offices) (Zip Code)

(732) 359-1100 (Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	BKYI	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02          Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

BIO-key International, Inc. (the “Company”) held its Annual Meeting of Stockholders (the “Annual Meeting”) on Friday, August 8, 2025. At the Annual Meeting, the stockholders approved: (i) an amendment to the BIO-key International, Inc. 2023 Stock Incentive Plan; and (ii) an amendment to the BIO-key International, Inc. 2021 Employee Stock Purchase Plan.

The 2023 Stock Incentive Plan was amended to increase the number of shares available for issuance under the plan by an additional 700,000 shares. Other than increasing the number of shares of common stock available for issuance, the 2023 Stock Incentive Plan was unchanged.

The 2021 Employee Stock Purchase Plan was amended to increase the number of shares available for issuance under the plan by an additional 700,000 shares. Other than increasing the number of shares of common stock available for issuance, the 2021 Employee Stock Purchase Plan was unchanged.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Amendment No. 1 to the BIO-key International, Inc. 2023 Stock Incentive Plan (filed herewith)

10.2	Amendment No. 1 to the BIO-key International, Inc. 2021 Employe Stock Purchase Plan (filed herewith)

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIO-KEY INTERNATIONAL, INC.
Date: August 20, 2025
	By:	/s/ Cecilia C. Welch
Cecilia C. Welch
Chief Financial Officer